Exhibit 3.362

CERTIFICATE OF INCORPORATION

OF

UHS OF BELMONT, INC.

FIRST: The name of the corporation is UHS of Belmont, Inc.

SECOND: The address of the corporation’s registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the corporation has authority to issue is two hundred (200) shares of the par value of one dollar ($1.00) each.

FIFTH: The name and mailing address of the incorporator is Warren J. Nimetz, 345 Park Avenue, New York, New York 10154.

SIXTH: The names of the persons who are to serve as directors until the first annual meeting of stockholders (or until their successors are elected and qualify) are Alan B. Miller, Sidney Miller and George H. Strong. Their mailing address is One Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 16th day of November, 1981.

/s/ Warren J. Nimetz
Warren J. Nimetz

00002

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

I, ALAN KAZANOWITZ , a notary public, hereby certify that on the 16th of November, 1981 personally appeared before me Warren S. Nimetz, who being by me first duly sworn, individually declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

00003

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated this 18th day of July 2000, pursuant to Section 251 of the General Corporation Law of the State of Delaware, between UHS of Bethesda, Inc., a Delaware corporation, and UHS of Belmont, Inc., a Delaware corporation.

WITNESSETH that:

WHEREAS, all of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

WHEREAS, the registered office of said UHS of Belmont, Inc. in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company; and the registered office of UHS of Bethesda, Inc. in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: UHS of Belmont, Inc. hereby merges into itself UHS of Bethesda, Inc. and said UHS of Bethesda, Inc. shall be and hereby is merged into UHS of Belmont, Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of UHS of Belmont, Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving the merger.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 07/21/2000
001370259 - 0926544

THIRD: The manner and basis of causing the shares of common stock of the merging corporation to be converted into shares of common stock of the surviving corporation shall be as follows:

At the effective time, each share of common stock of the merging corporation which is then issued and outstanding shall be exchanged for one share of common stock of the surviving corporation.

The shares of common stock of the merging corporation shall, by virtue of the merger, be cancelled.

As soon as practicable after the effective time, the stock certificates representing shares of common stock of the merging corporation which are converted to shares of the common stock of the surviving corporation pursuant to this Agreement of Merger shall be surrendered to the Corporate Secretary of the surviving corporation in exchange for certificates representing the number of shares of common stock of the surviving corporation to which such chartered stockholder is entitled pursuant hereto. Notwithstanding the foregoing, should any certificate representing common stock of the merging corporation not be surrendered as hereinabove required, any stock certificate nominally representing such shares of the merging corporation shall be deemed to represent an identical number of shares of common stock of the surviving corporation.

FOURTH: The terms and conditions of the merger are as follows:

(a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended and repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall become effecting upon filing with the Secretary of State of Delaware.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors and that fact having been certified on said Agreement of Merger by the Secretary of each corporate party thereto, have caused these presents to be executed by the Vice President and attested by the Secretary of each party hereto as the respective act, deed and agreement of each of said corporations, on this 18th day of July 2000.

ATTEST:		UHS OF BELMONT, INC.

/s/ Bruce R. Gilbert	By:	/s/ Kirk E. Gorman
Bruce R. Gilbert		Kirk E. Gorman
Secretary		Vice President and Treasurer

ATTEST:		UHS OF BETHESDA, INC.

/s/ Bruce R. Gilbert	By:	/s/ Kirk E. Gorman
Bruce R. Gilbert		Kirk E. Gorman
Secretary		Vice President and Treasurer

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

UHS OF BELMONT, INC.

Pursuant to the provisions of Section 242(b) of the Delaware General Corporation Law, UHS of Belmont, Inc., a Delaware corporation (the “Corporation”) adopts the following Certificate of Amendment to its Certificate of Incorporation:

ARTICLE I

Name

The name of the Corporation is UHS of Belmont, Inc.

ARTICLE II

Amendment

Paragraph First of the Certificate of Incorporation of the Corporation is amended to read as follows:

“FIRST: The name of the corporation is UHS-Corona, Inc.”

ARTICLE III

Date of Adoption

This amendment was adopted on the 9th day of June, 2003

ARTICLE IV

Manner of Adoption

This amendment was duly approved by the sole shareholder of the Corporation and the number of votes cast for the amendment by the sole shareholder was sufficient for approval.

Dated this 9th day of June 2003.

UHS OF BELMONT, INC.

/s/ Steven G. Filton
By: Steven G. Filton
Title: Vice President and Treasurer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:28 PM 06/09/2003
FILED 04:23 PM 06/09/2003
SRV 030379193 - 0926544 FILE